SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2007 (January __, 2005)

INTERLINK GLOBAL CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	033-20033-D	42-1655043

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

6205 Blue Lagoon Drive, Suite 110
Miami, Florida
(Address of Principal Executive Offices)

(305) 261-2007
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Interlink Global Corporation, Inc., a Nevada corporation (“Registrant”, “we”, “our” or “us”), from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-KSB entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01.  Other Events

Prior to January 2005 we were an inactive company until January 12 2005, when we (then known as “Infinity Worldwide, Inc.” entered into a stock exchange agreement with the shareholders of Interlink Global Corporation, a Florida corporation (“Interlink”), in which we agreed to exchange our newly-issued stock for all outstanding equity shares of Interlink such that Interlink became a wholly-owned subsidiary.

Interlink is a provider of private and public telecommunications network and Internet services. It offered integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, for national and multinational companies, financial institutions, governmental agencies and other business customers, as well as private and residential customers. It provides telecommunications, data center and Internet services through our networks, which consist of owned microwave backbone and wireless links, teleports, data centers, earth stations and leased fiber optic and satellite links.

In February 2005, pursuant to the exchange agreement, we effected a 1 share for 3 shares reverse stock split and issued a net total of 13,149,680 restricted shares of common stock, recorded at par value, to the shareholders of Interlink Global Corp., the Florida corporation. Retroactive effect of the reverse stock split and the merger has been reflected in this report.

The share exchange reorganization and merger allowed Interlink Global Corp. to become a wholly-owned subsidiary of Infinity Worldwide, Inc., a publicly-held shell company. From and after the closing of the reorganization and merger, our principal asset became Interlink Global Corp. Simultaneously, we reincorporated in Nevada and the holding company named Infinity Worldwide, Inc. was changed to Interlink Global Corporation (“Interlink”).  Through this transaction, we were no longer an inactive company.

This disclosure has been made to clarify any ambiguity or confusion with the Quarterly Report for the Form 10-QSB for the quarter ended March 31,2005 which erroneously lists the Registrant as being a “shell company” on the front cover page.  The Registrant has also filed a Form 10-QSB/A to correct the error.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement dated as of January 15, 2005 by and between the Registrant and Interlink Global Corporation(1)

(1)	Filed with our Form 10-KSB for the fiscal year ended December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interlink Global Corporation

	By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides
Chief Executive Officer

Dated: October ___, 2007

Exhibit Index

Exhibit Number	Description

10.1	Stock Purchase Agreement dated as of March 31, 2006 by and among the Registrant and NERA ASA, a company organized and existing under the laws of Norway (“NERA”).

10.2	Stock Purchase Option Agreement dated as of March 31, 2006 by and among the Registrant and Lane Bridge Overseas Ltd.